Exhibit 24.1

17F, LG Twin Towers (West Tower) 20, Yoido-dong, Youngdungpo-gu, Seoul 150-721, Korea Phone : +82-2-3777-1114 Fax : +82-2-3777-0795~6

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT LG.Philips LCD Co., Ltd. (the “Company”) a corporation duly organized and existing under the laws of Korea with its head office at 17th Floor, West Tower, LG Twin Towers, 20 Yoido-dong, Youngdungpo-gu, Seoul, Korea, and each person whose signature appears below constitutes and appoints Bon Joon Koo, Joint Representative Director, Vice-Chairman and Chief Executive Officer, Ron H. Wirahadiraksa, Joint Representative Director, President and Chief Financial Officer, and any other person acting in such capacity, and each of them, as its true and lawful attorney-in-fact and agents of the Company and each such person with full power of substitution, for and in the name, place and stead of the Company and each such person, in any and all capacities, to take the following actions:

1. To sign the Registration Statement on Form F-1 under the Securities Act of 1933, as amended (the “1933 Act”), including any Registration Statements pursuant to Rule 462 of the 1933 Act (together, the “Registration Statements”), relating to the registration of up to 32,500,000 shares of common stock of the Company in the form of American Depositary Shares (the “Securities”) and one or more amendments to any of the aforementioned Registration Statements (including, without limitation, post-effective amendments thereto and amendments or supplements to any prospectus, as relevant, contained therein) and to cause the same to be filed with or, where permitted, transmitted for filing to the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the (x) listing of any or all of the Securities on one or more securities exchanges including, without limitation, the New York Stock Exchange Inc. and (y) qualification of the Securities under the securities law or Blue Sky laws of any states or other jurisdictions of the United States of America and to cause the same to be filed with such securities exchange or the securities or Blue Sky commissions of such states or other jurisdictions, as the case may be; and

3. To sign such other documents, to take such other actions and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 7th day of July 2005.

Name	Title	Signature

Ad Huijser	Chairman of the Board of Directors	/s/ AD HUIJSER

Bon Joon Koo	Joint Representative Director, Vice-Chairman and Chief Executive Officer	/s/ BON JOON KOO

Hee Gook Lee	Director	/s/ HEE GOOK LEE

Ron H. Wirahadiraksa	Joint Representative Director, President and Chief Financial Officer	/s/ RON H. WIRAHADIRAKSA

Bongsung Oum	Director	/s/ BONGSUNG OUM

Bart van Halder	Director	/s/ BART VAN HALDER

Ingoo Han	Director	/s/ INGOO HAN

Doug J. Dunn	Director	/s/ DOUG J. DUNN

Dongwoo Chun	Director	/s/ DONGWOO CHUN